                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


                                 MAY 23, 1996
                               (Date of Report)


                      EQUITY RESIDENTIAL PROPERTIES TRUST
            (Exact Name of Registrant as Specified in its Charter)



                                    1-12252
                             (Commission File No.)



          Maryland                                     36-3877868
(State or Other Jurisdiction             (I.R.S. Employer Identification No.)
     of Incorporation)




Two North Riverside Plaza, Chicago, Illinois              60606
  (Address of Principal Executive Offices)              (Zip Code)




                                (312) 474-1300
             (Registrant's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

Equity Residential Properties Trust and its subsidiaries (the "Company") has acquired 10 multifamily residential properties during the period from February 1, 1996 through May 22, 1996. The cash portion of these transactions was financed primarily through the Company's line of credit. The Company has also made commitments to acquire an additional 18 properties which are discussed in
Item 5 (the "1996 Probable Properties").

Capitalized terms not defined herein are used as defined in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

DESERT PARK APARTMENTS, LAS VEGAS, NEVADA

On February 1, 1996, Equity Residential Properties Management Corp. II transferred to the Company its interest in a multifamily residential property located in Las Vegas, Nevada ("Desert Park"), subject to $8.1 million of indebtedness, in exchange for the forgiveness of a $2.7 million note payable to the Company. Desert Park was approximately 92% occupied as of May 1, 1996. The property consists of 368 units on approximately 15 acres. Amenities include a swimming pool, jogging track, spa, basketball and tennis courts, recreation building, mini storage spaces, a car care center and a manager's office. The property was constructed in 1987.

7979 WESTHEIMER APARTMENTS, HOUSTON, TEXAS

On February 7, 1996, the Company acquired a multifamily residential property located in Houston, Texas ("7979 Westheimer"). 7979 Westheimer was approximately 93% occupied as of May 1, 1996. The property consists of 459 units in 30 two and three-story residential buildings and one two-story leasing office/clubhouse on approximately 15 acres. Amenities include a clubhouse, six swimming pools, a fitness room, microwaves in all units and washer/dryers in 136 units. The property was constructed in 1973. Property management services are being provided by the Company.

TERMS OF PURCHASE

7979 Westheimer was purchased from an unaffiliated third party for approximately $13.9 million. The purchase of this property was funded primarily from proceeds from the February 1996 Common Share Offering.

THE VININGS AT CORAL SPRINGS APARTMENTS, CORAL SPRINGS, FLORIDA

On February 27, 1996, the Company acquired a multifamily residential property located in Coral Springs, Florida ("The Vinings at Coral Springs"). The Vinings at Coral Springs was approximately 91% occupied as of May 1, 1996. The property consists of 275 units in 11 two and three-story residential buildings and one single-story clubhouse/leasing center on approximately 14 acres. Amenities include a swimming pool, tennis court, children's recreation area, volleyball court, fitness center, full size washer/dryers, screened balconies/patios and the property is a gated community. The property was constructed in 1995. Property management services are being provided by the Company.

TERMS OF PURCHASE

The Vinings at Coral Springs was purchased from an unaffiliated third party for approximately $19.4 million. The purchase of this property was funded primarily from proceeds from the February 1996 Common Share Offering.

THE PLANTATIONS APARTMENTS, CARY, NORTH CAROLINA

On March 1, 1996, the Company acquired a multifamily residential property located in Cary, North Carolina ("The Plantations"). The Plantations was approximately 97% occupied as of May 1, 1996. The property consists of 344 units in 34 three-story residential buildings, one single-story office/clubhouse, and one single-story model center on approximately 28 acres. Amenities include a clubhouse, two swimming pools, fitness room, sauna/steam room, sand volleyball court, basketball court, vaulted ceilings, fireplaces and washer/dryer connections throughout (machines provided in select units). The property was constructed in phases between 1993 and 1995. Property management services are being provided by the Company.

TERMS OF PURCHASE

The Plantations was purchased from an unaffiliated third party for approximately $19.8 million, which included the assumption of mortgage indebtedness of approximately $4.9 million. The cash portion of the purchase was funded primarily from the Company's line of credit.

OXFORD & SUSSEX APARTMENTS, SUNRISE, FLORIDA

On March 5, 1996, the Company acquired a multifamily residential property located in Sunrise, Florida ("Oxford & Sussex"). Oxford & Sussex was approximately 94% occupied as of May 1, 1996. The property consists of 144 units in 13 two-story residential buildings and two single-story clubhouse/leasing center buildings on approximately nine acres. Amenities include two lighted swimming pools, two children's recreation areas, fitness center, clubhouse, picnic area with barbecue grills, jogging trail, stackable washer/dryers and walk-in closets. The property was constructed in 1988. Property management services are being provided by the Company.

TERMS OF PURCHASE

Oxford & Sussex was purchased from an unaffiliated third party for approximately $7.1 million. The purchase of this property was funded primarily from the Company's line of credit.

THE PINES OF CLOVERLANE APARTMENTS, ANN ARBOR, MICHIGAN

On March 12, 1996, the Company acquired a multifamily residential property located in Ann Arbor, Michigan ("Pines of Cloverlane"). Pines of Cloverlane was approximately 94% occupied as of May 1, 1996. The property consists of 592 units in 62 two and three-story buildings with two single-story clubhouses on approximately 62 acres. Amenities include two swimming pools (one indoor), two clubhouses, three lighted tennis courts, volleyball court and fitness center. The property was constructed in phases between 1975 and 1979. Property management services are being provided by the Company.

TERMS OF PURCHASE

The Pines of Cloverlane was purchased from an unaffiliated third party for approximately $19.1 million. The purchase of this property was funded primarily from the Company's line of credit.

REGENCY PALMS APARTMENTS, HUNTINGTON BEACH, CALIFORNIA

On March 14, 1996, the Company acquired a multifamily residential property located in Huntington Beach, California ("Regency Palms"). Regency Palms was approximately 94% occupied as of May 1, 1996. The property consists of 310 units in 39 two-story residential buildings and three auxiliary buildings on approximately 14 acres. Amenities include three swimming pools, spa, wading pools, five gas barbecues and a playground. The property was constructed in 1969. Property management services are being provided by the Company.

TERMS OF PURCHASE

Regency Palms was purchased from an unaffiliated third party for approximately $18.6 million. The cash portion of the purchase was funded primarily from the Company's line of credit.

PORT ROYALE II APARTMENTS, FT. LAUDERDALE, FLORIDA

On March 21, 1996, the Company acquired a multifamily residential property located in Ft. Lauderdale, Florida ("Port Royale II"). Port Royale II was approximately 84% occupied as of May 1, 1996. The property consists of 161 units in three four-story residential buildings on grade, one four-story residential building over a parking deck and one single-story clubhouse facility/leasing center on approximately five acres. Amenities include a swimming pool, a community clubhouse, washer/dryer in each unit and the property is a gated community. The property was constructed in 1991. Property management services are being provided by the Company.

TERMS OF PURCHASE

Port Royale II was purchased from an unaffiliated third party for approximately $10.2 million. The purchase of this property was funded primarily from the Company's line of credit.


TWENTY-NINE HUNDRED ON FIRST APARTMENTS, SEATTLE, WASHINGTON

On April 16, 1996, the Company acquired a multifamily residential property located in Seattle, Washington ("2900 on First"). 2900 on First was approximately 91% occupied as of May 1, 1996. The property consists of 135 units in three five-story apartment towers and one two-story mixed residential/commercial retail building on approximately one acre. Amenities include a clubhouse, plaza level with pool & spa, racquetball court, fireplaces in 14 units, washer/dryers, fitness room, parking garage and storage spaces. The property was constructed from 1989 to 1991. Property management services are being provided by the Company.

TERMS OF PURCHASE

2900 on First was purchased from an unaffiliated third party for approximately $11.8 million. The purchase of this property was funded primarily from the Company's line of credit.

WOODLAND HILLS APARTMENTS, ATLANTA, GEORGIA

On May 22, 1996, the Company acquired a multifamily residential property located in Atlanta, Georgia ("Woodland Hills"). The property consists of 228 units in 25 two-story garden style buildings on approximately 19 acres. Amenities include a clubhouse with swimming pool and tennis courts, barbecue grills, a car wash area, on-site management and leasing office and washer/dryer connections. The property was constructed in 1985. Property management services are being provided by the Company.

TERMS OF PURCHASE

Woodland Hills was purchased from an unaffiliated third party for approximately $12.25 million. The purchase of this property was funded primarily from the Company's line of credit.

DISPOSITION

On January 31, 1996, the Company sold Sanddollar, a 328-unit multifamily residential property located in Tulsa, Oklahoma, for a sales price of $6.2 million to an unaffiliated third party. For financial statement purposes, the Company recorded a gain of approximately $1.3 million.

ITEM 5.  OTHER EVENTS

In May 1996, pursuant to prospectus supplements dated May 15, 1996, May 21, 1996 and May 29, 1996, the Company sold in the aggregate approximately 3.48 million registered Common Shares, collectively (the "May 1996 Common Share Offerings") which generated net proceeds to the Company of approximately $107 million.

The descriptions and terms of purchase for the 1996 Probable Properties are discussed below.

LANDS END APARTMENTS, PACIFICA, CALIFORNIA

On April 10, 1996, the Company entered into an agreement to acquire a multifamily residential property located in Pacifica, California ("Lands End"). The Company is currently in the final stages of its due diligence. The property consists of 260 units in 11 two-story residential buildings on approximately seven acres. Amenities include a recreation/leasing office with lounge, weight room, sauna, kitchen facilities and spa. The property was constructed in 1974.

TERMS OF PURCHASE

The expected purchase price for Lands End is $18.5 million, which the Company plans to fund primarily through the Company's line of credit.

THE TORINO TRANSACTION

On May 23, 1996, the Company completed its due diligence with respect to the acquisition of four multifamily residential properties (the "Torino Properties") and a 21 acre parcel of land located adjacent to one of the properties and intends to complete the acquisition process during the next few months. The Torino Properties are being acquired from an unaffiliated third party for an aggregate purchase price of $76 million, which includes $30 million in cash and the assumption of mortgage indebtedness of $46 million. The Company plans to fund the purchase of these properties from the Company's line of credit.

DESCRIPTIONS OF PROPERTIES INCLUDED IN THE TORINO TRANSACTION

SUMMER RIDGE APARTMENTS, RIVERSIDE, CALIFORNIA

A multifamily residential property located in Riverside, California ("Summer Ridge"). The property consists of 136 units in wood frame and stucco buildings on approximately 6 acres. Amenities include a volleyball court, barbecues, swimming pool, spa and laundry facility. The property was constructed in 1985.

PROMENADE TERRACE APARTMENTS, CORONA HILLS, CALIFORNIA

A multifamily residential property located in Corona Hills, California ("Promenade Terrace"). The property consists of 330 units in townhouse-style units with attached one and two car garages on approximately 27 acres. Amenities include two recreation rooms, weight room, tot lot, cabana, two swimming pools, two spas and washer/dryer hookups in each unit. The property was constructed in 1990.

SOUTH CREEK APARTMENTS, MESA, ARIZONA

A multifamily residential property located in Mesa, Arizona ("South Creek"). The property consists of 528 units in 66 wood frame and stucco buildings on approximately 23 acres. Amenities include two pools, two spas, sand volleyball court, exercise room, sauna and washer/dryers in all units. The property was constructed in phases between 1986 and 1989.

LAKEVIEW AT SUPERSTITION SPRINGS APARTMENTS, MESA, ARIZONA

A multifamily residential property located in Mesa, Arizona plus a 21 acre parcel of land which can be developed ("Lakeview at Superstition Springs").
The property consists of 306 units in 41 wood frame and stucco residential buildings on approximately 18 acres. Amenities include a swimming pool, spa, fitness center, gas barbecues, sand volleyball court, six acres of lakes and washer/dryers in all units. The property was constructed between 1994 and 1995.

THE BALCOR TRANSACTION

On May 23, 1996, the Company completed its due diligence with respect to the probable acquisition of 11 multifamily residential properties and is in the final stages of due diligence on two of the properties (the "Balcor Properties"). The Balcor Properties are being acquired from an unaffiliated third party for an aggregate purchase price of $213.7 million, which includes $136.9 million in cash and the assumption of mortgage indebtedness of $76.8 million. The Company plans to fund the purchase of these properties primarily from the Company's line of credit.

DESCRIPTIONS OF PROPERTIES INCLUDED IN THE BALCOR TRANSACTION

LAKEVILLE RESORT, PETALUMA, CALIFORNIA

A multifamily residential property located in Petaluma, California ("Lakeville Resort"). The property consists of 492 units in 84 two-story residential buildings and two auxiliary buildings on approximately 45 acres. Amenities include five swimming pools, three tennis courts, spa, basketball court and two playgrounds. The property was constructed in 1984.

ROSEHILL POINTE, LENEXA, KANSAS

A multifamily residential property located in Lenexa, Kansas ("Rosehill Pointe"). The property consists of 498 units in 32 two and three-story garden style residential buildings on approximately five acres. Amenities include two clubhouses, exercise room, two saunas, two jacuzzis, billiards room, four lighted tennis courts and a tanning bed. The property was constructed in 1984.

SUNNY OAK VILLAGE APARTMENTS, OVERLAND PARK, KANSAS

A multifamily residential property located in Overland Park, Kansas ("Sunny Oak Village"). The property consists of 548 units in 55 two-story residential buildings on approximately 46 acres. Amenities include two swimming pools, lighted tennis courts, exercise room, jacuzzi, tanning bed, big screen TV, jogging/bike paths, fireplaces, washer/dryer connections and extra storage. The property was constructed in 1984.

COUNTRY RIDGE APARTMENTS, FARMINGTON HILLS, MICHIGAN

A multifamily residential property located in Farmington Hills, Michigan ("Country Ridge"). The property consists of 252 units in 26 two-story garden style residential buildings on approximately 18 acres. Amenities include a swimming pool, lighted tennis courts, exercise facilities and a clubhouse. The property was constructed in 1986.

PARK PLACE I & II APARTMENTS, PLYMOUTH, MINNESOTA

A multifamily residential property located in Plymouth, Minnesota ("Park Place I & II"). The property consists of 500 units in four three-story brick elevator buildings on approximately 60 acres. Amenities include a fitness center, sauna and tanning bed, hot tubs, heated underground parking, two pools and tennis courts. The property was constructed in phases between 1985 and 1986.

POST PLACE APARTMENTS, ATLANTA, GEORGIA

A multifamily residential property located in Atlanta, Georgia ("Post Place"). The property consists of 122 units in 17 two-story residential buildings on approximately 15 acres. Amenities include a swimming pool, whirlpool, lighted tennis court, covered car wash, vegetable herb garden and picnic area. The property was constructed in 1978.

MALLARD COVE APARTMENTS, GREENVILLE, SOUTH CAROLINA

A multifamily residential property located in Greenville, South Carolina ("Mallard Cove"). The property consists of 211 units in three two and three-story garden style residential buildings and townhouses on approximately 14 acres. Amenities include lakeviews, swimming pool, tennis courts, sun deck, clubhouse and laundry facilities. The property was constructed in 1983.

BRIARWOOD PLACE APARTMENTS, CHANDLER, ARIZONA

A multifamily residential property located in Chandler, Arizona ("Briarwood Place"). The property consists of 268 units in 35 one and two-story residential buildings on approximately 15 acres. Amenities include a clubhouse, swimming pool, indoor spa, exercise facilities, two saunas, tennis courts and a basketball court. The property was constructed in 1983.

CANYON SANDS APARTMENTS, PHOENIX, ARIZONA

A multifamily residential property located in Phoenix, Arizona ("Canyon Sands"). The property consists of 412 units in 38 two-story garden style residential buildings on approximately 20 acres. Amenities include a clubhouse, two swimming pools, indoor spa, exercise facility, tennis court, volleyball court and two saunas. The property was constructed in 1983.

DESERT SANDS VILLAGE APARTMENTS, PHOENIX, ARIZONA

A multifamily residential property located in Phoenix, Arizona ("Desert Sands Village"). The property consists of 412 units in 39 two-story garden style residential buildings on approximately 20 acres. Amenities include a clubhouse, two swimming pools, indoor spa, exercise facility, tennis court, volleyball court and two saunas. The property was constructed in 1982.

FOREST RIDGE I & II APARTMENTS, ARLINGTON, TEXAS

A multifamily residential property located in Arlington, Texas ("Forest Ridge I & II"). The property consists of 660 units in 34 two and three-story garden style residential buildings on approximately 29 acres. Amenities include a clubhouse, two saunas, four swimming pools, two hydrotherapy spas, exercise room, two lighted tennis courts and controlled access gates. The property was constructed in phases between 1984 and 1985.

RIDGETREE I & II APARTMENTS, DALLAS, TEXAS

A multifamily residential property located in Dallas, Texas ("Ridgetree I & II"). The property consists of 798 units in 38 three-story residential buildings and six auxiliary buildings on approximately 17 acres. Amenities include two swimming pools and a tennis court. The property was constructed in phases between 1983 and 1984.

BRIERWOOD APARTMENTS, JACKSONVILLE, FLORIDA

A multifamily residential property located in Jacksonville, Florida ("Brierwood"). The property consists of 196 units in 22 two-story brick residential buildings on approximately 17 acres. Amenities include a clubhouse, two pools, a picnic area and a playground. The property was constructed in 1974.

                      EQUITY RESIDENTIAL PROPERTIES TRUST


                  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS





                     Required under Item 7(b) of Form 8-K

                      EQUITY RESIDENTIAL PROPERTIES TRUST
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capitalized terms not defined herein are used as defined in the Company's Form 10-K for the year ended December 31, 1995.

The following unaudited Pro Forma Condensed Balance Sheet and Statement of Operations for the three months ended March 31, 1996 have been presented as if the January 1996 Common Share Offering, the February 1996 Common Share Offering, the sale of approximately 3.48 million Common Shares during May 1996 (the "May 1996 Common Share Offerings"), the acquisition or probable acquisition of 28 multifamily residential properties, the disposition of one multifamily residential property and the repayment of mortgage indebtedness for one property had occurred on January 1, 1996 (or March 31, 1996 for balance sheet purposes). Eight of the acquired properties are included in the Historical Balance Sheet as of March 31, 1996 and 20 of the properties are described in Note A of the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996.

The following unaudited Pro Forma Statement of Operations for the year ended December 31, 1995 has been presented as if the January 1996 Common Share Offering, the February 1996 Common Share Offering, the May 1996 Common Share Offerings, the Second Public Debt Offering, the Series A Preferred Share Offering, the Series B Preferred Share Offering, the acquisition or probable acquisition of 45 multifamily residential properties, the disposition of seven multifamily residential properties, the repayment of mortgage indebtedness for seven properties and the investment in partnership interests and subordinated mortgages collateralized by 21 multifamily residential properties had occurred on January 1, 1995.

The unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results of future operations, nor the results of historical operations, had all the transactions occurred as described above on either January 1, 1995 or January 1, 1996.

The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements and Combined Statements of Revenues and Certain Expenses (included elsewhere herein).

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1996
                                  (UNAUDITED)
                            (Amounts in thousands)

                                                             1996
                                                         Most Recent          1996
                                                           Acquired         Probable        May 1996          Pro
                                          Historical    Properties (A)   Properties (B)   Offerings (C)      Forma
                                          ----------    --------------   --------------   -------------    ----------
ASSETS
Rental property, net                      $2,070,761       $ 24,412         $319,963        $     --       $2,415,136
Investment in mortgage notes                  86,914             --               --              --           86,914
Cash and cash equivalents                      8,496        (23,881)         (88,966)        107,374            3,023
Rents receivable                               1,077             --               --              --            1,077
Deposits-restricted                            3,681             --               --              --            3,681
Escrows deposits-mortgage                     16,312             --               --              --           16,312
Deferred financing costs, net                 11,720             --               --              --           11,720
Other assets                                  18,545             --               --              --           18,545
                                          ----------       --------         --------        --------       ----------
  Total assets                            $2,217,506       $    531         $230,997        $107,374       $2,556,408
                                          ==========       ========         ========        ========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable                    $  588,434       $(14,469)        $122,997        $     --       $  696,962
Line of credit                                27,000         15,000          108,000              --          150,000
Notes, net                                   348,603             --               --              --          348,603
Accounts payable and accrued expenses         23,014             --               --              --           23,014
Accrued interest payable                      12,797             --               --              --           12,797
Rents received in advance and other
  liabilities                                 48,371             --               --              --           48,371
Security deposits                             10,798             --               --              --           10,798
                                          ----------       --------         --------        --------       ----------
  Total liabilities                        1,059,017            531          230,997              --        1,290,545
                                          ----------       --------         --------        --------       ----------

Minority Interests                           151,702             --               --           7,346          159,048
                                          ----------       --------         --------        --------       ----------

Shareholders' equity:
  Common shares                                  396             --               --              35              431
  Preferred shares                           278,000             --               --              --          278,000
  Employee notes                              (5,313)            --               --              --           (5,313)
  Paid in capital                            786,398             --               --          99,993          886,391
  Distributions in excess of accumulated
    earnings                                 (52,694)            --               --              --          (52,694)
                                          ----------       --------         --------        --------       ----------
        Total shareholders' equity         1,006,787             --               --         100,028        1,106,815
                                          ----------       --------         --------        --------       ----------
        Total liabilities and
          shareholders' equity            $2,217,506       $    531         $230,997        $107,374       $2,556,408
                                          ==========       ========         ========        ========       ==========

(A) Reflects the most recent multifamily residential property acquisitions, which include 2900 on First and Woodland Hills (acquired April and May, 1996, respectively) (collectively the "1996 Most Recent Acquired Properties"). In connection with such acquisitions the amounts presented include the initial purchase price as well as subsequent closing costs incurred and capital improvements required as identified in the acquisition process. Also reflects the paydown of $14.5 million of mortgage indebtedness secured by Regency Palms which property was acquired in March 1996.

(B) Reflects the probable acquisitions of Brierwood, Mallard Cove, Desert Sands Village, Canyon Sands, Ridgetree, Sunnyoak Village, Rosehill Pointe, Forest Ridge, Country Ridge, Park Place, Lakeville Resort, Briarwood Place, Post Place, Summer Ridge, Promenade Terrace, South Creek, Lakeview at Superstition Springs and Lands End (collectively the "1996 Probable Properties"). In connection with such acquisitions the amounts presented include the initial purchase price as well as subsequent closing costs incurred and capital improvements required as identified in the acquisition process and the assumption of $123 million of mortgage indebtedness secured by nine of the 1996 Probable Properties.

(C) Reflects the issuance of 3,476,390 Common Shares, pursuant to the offerings of Common Shares on May 15, 1996, May 21, 1996 and May 29, 1996 (collectively the "May 1996 Offerings"). The net price per common share to the Company ranged between $30.50 and $30.75, less offering expenses. The Company's contribution of these proceeds to the Operating Partnership, in return for an increased ownership percentage, is treated as a capital transaction in the Company's Consolidated Financial Statements. As a result, the net offering proceeds are allocated between shareholders' equity and minority interests (only to the extent represented by OP Units) to account for the change in their respective percentage ownership of the underlying equity of the Operating Partnership.

                      EQUITY RESIDENTIAL PROPERTIES TRUST
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the three months ended March 31, 1996
                                  (UNAUDITED)
                 (Amounts in thousands except for share data)

                                                                         1996              1996
                                                                      Previously       Most Recent           1996
                                                                       Acquired          Acquired          Probable
                                                      Historical    Properties (A)    Properties (B)    Properties (C)
                                                      ----------    --------------    --------------    --------------
REVENUES
Rental income                                          $101,443         $3,287             $877            $12,620
Fee income - outside managed                              1,545            --               --                 --
Interest income - mortgage investment                     2,710            --               --                 --
Interest and other income                                   623            --               --                 --
                                                       --------         ------             ----            -------
     Total revenues                                     106,321          3,287              877             12,620
                                                       --------         ------             ----            -------
EXPENSES
Property and maintenance                                 28,666          1,116              207              4,071
Real estate taxes and insurance                          10,279            383               82              1,345
Property management                                       4,435            --               --                 --
Fee & asset management                                    1,106            --               --                 --
Depreciation                                             20,616            --               --                 --
Interest:
     Expense incurred                                    18,241            --               --                 --
     Amortization of deferred financing costs               944            --               --                 --
General and administrative                                2,079            --               --                 --
                                                       --------         ------             ----            -------
     Total expenses                                      86,366          1,499              289              5,416
                                                       --------         ------             ----            -------
Income before gain on disposition of property
     and allocation to Minority Interests                19,955         $1,788             $588             $7,204
Gain on disposition of property                           1,340         ======             ====             ======
                                                       --------
Income before allocation to Minority Interests           21,295
(Income) allocated to Minority Interests (F)             (2,901)
                                                       --------
Net income                                               18,394
Preferred distributions                                   6,437
                                                       --------
Net income available to Common Shares                  $ 11,957
                                                       ========
Net income per weighted average Common
     Share outstanding                                 $   0.32
                                                       ========
Weighted average Common Shares outstanding               37,877
                                                       ========

                                                              1996
                                                            Disposed                           Pro
                                                          Property (D)    Adjustments (E)     Forma
                                                          ------------    ---------------     -----
REVENUES
Rental income                                                $(100)          $   --          $118,127
Fee income - outside managed                                   --                --             1,545
Interest income - mortgage investment                          --                --             2,710
Interest and other income                                      --               (213)             410
                                                             -----           -------         --------
     Total revenues                                           (100)             (213)         122,792
                                                             -----           -------         --------
EXPENSES
Property and maintenance                                       (55)             (627)          33,378
Real estate taxes and insurance                                (10)              --            12,079
Property management                                             (5)              424            4,854
Fee & asset management                                         --                --             1,106
Depreciation                                                   (21)            3,145           23,740
Interest:
     Expense incurred                                           (1)            4,241           22,481
     Amortization of deferred financing costs                  --                --               944
General and administrative                                     --                --             2,079
                                                             -----           -------         --------
     Total expenses                                            (92)            7,183          100,661
                                                             -----           -------         --------
Income before gain on disposition of property
     and allocation to Minority Interests                    $  (8)          $(7,396)          22,131
                                                             =====           =======
Gain on disposition of property                                                                   --
                                                                                             --------
Income before allocation to Minority Interests                                                 22,131
(Income) allocated to Minority Interests (F)                                                   (3,809)
                                                                                             --------
Net income                                                                                     18,322
Preferred distributions                                                             (G)         6,437
                                                                                             --------
Net income available to Common Shares                                                        $ 11,885
                                                                                             ========
Net income per weighted average Common
     Share outstanding                                                                       $   0.28
                                                                                             ========
Weighted average Common Shares outstanding                                          (H)        43,076
                                                                                             ========


(A) Reflects the results of operations for Desert Park, 7979 Westheimer, Vinings at Coral Springs, The Plantations, Oxford & Sussex, The Pines of Cloverlane, Regency Palms and Port Royale II (acquired in February and March, 1996) (collectively the "1996 Previously Acquired Properties"). The amounts presented represent the historical amounts for certain revenues and expenses for the periods from January 1, 1996 through the respective acquisition dates for each property.

(B) Reflects the results of operations for the 1996 Most Recent Acquired Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Most Recent Acquired Properties for the three months ended March 31, 1996 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(C) Reflects the results of operations for the 1996 Probable Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Probable Properties for the three months ended March 31, 1996 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(D) Reflects the elimination of the results of operations for Sanddollar (the "1996 Disposed Property) for the period from January 1, 1996 through January 31, 1996.

(E) Reflects the following adjustments to the 1996 Previously Acquired Properties, the 1996 Most Recent Acquired Properties and the 1996 Probable Properties results of operations as follows:


     Interest and other income:
       Reduction of interest income due to the use of working capital for
         property acquisitions                                                           $  (213)
                                                                                         =======

     Property and maintenance:
       The elimination of third-party management fees where the Company is or
         will be providing onsite property management services                           $  (627)
                                                                                         =======

     Property management:
       Incremental cost associated with self management of the 1996 Most Recent
         Acquired Properties and the 1996 Probable Properties for the three months ended March 31, 1996 and the 1996 Previously Acquired
         Properties for the period from January 1, 1996 through the respective
         acquisition dates for each property.                                            $   424
                                                                                         =======

     Depreciation:
       Reflects depreciation based on the 1996 Most Recent Acquired Properties and the 1996 Probable Properties in the amount of $344.4 million, and the 1996 Previously Acquired Properties in the amount of $123.7 million less 10% allocated to land and a parcel of land in the amount of $3 million and depreciated over a 30-year life for real property.
         Depreciation for the 1996 Previously Acquired Properties reflect amounts from January 1, 1996 through the respective acquisition dates
         for each property.                                                              $ 3,145
                                                                                         =======

     Interest:
      Expense incurred:
       Interest on mortgage indebtedness for certain of the 1996 Previously
         Acquired Properties and the 1996 Probable Properties (I)                        $ 2,508
       Interest associated with amounts borrowed on the Company's line of credit
         (J)                                                                               4,285
       Non-usage fee on the Company's unused portion of its line of credit
         equal to 20 basis points on $100 million                                             50
       Reduction due to repayments on the Company's line of credit as a result of the net proceeds received from the Company's various equity
         offerings (J)                                                                    (1,730)
       Reduction of interest associated with amounts borrowed on the Company's line of credit to the extent amount is already included in the
         Company's historical financial results                                             (872)
                                                                                         -------
                                                                                         $ 4,241
                                                                                         =======


(F) A portion of income was allocated to Minority Interests representing interests in the Operating Partnership not owned by the Company. The pro forma allocation to Minority Interests (represented by OP Units) is based upon the percentage owned by such Minority Interests as a result of the pro forma transactions.

(G) Preferred distributions represents amounts payable on the Series A Preferred Shares and the Series B Preferred Shares at the rates of 9.375% and 9.125%, respectively, of the liquidation preference thereof per annum.

(H) Pro Forma weighted average Common Shares outstanding for the three months ended March 31, 1996 was 43.1 million, which includes 39.6 million Common Shares outstanding as of March 31, 1996 and reflects the following transaction as if it had been completed on January 1, 1996: the issuance of 3,476,390 Common Shares in connection with the May 1996 Offerings. The Common Shares outstanding does not include any shares issued in a private or public offering that have not been used for acquisitions or repayment of debt directly incurred in an acquisition.

(I) Detail of interest on mortgage indebtedness for certain of the 1996 Previously Acquired Properties and the 1996 Probable Properties:

                                                  Mortgage    Interest
                     Property                   Indebtedness    Rate     Interest
                -------------------             ------------  --------  ----------
                Desert Park (1)                     $ 8,085      6.15%     $   43
                The Plantations (1)                   4,862      8.25%         67
                Desert Sands Village                  9,035      6.50%        147
                Canyon Sands                          9,047      6.50%        147
                Sunnyoak Village                     13,734      7.33%        252
                Park Place                            9,040      8.50%        192
                Park Place                            9,035      8.70%        197
                Lakeville Resort                     20,879      8.70%        454
                Briarwood Place                       6,016      6.50%         98
                Promenade Terrace                    16,645      7.70%        320
                South Creek                          16,716      8.00%        334
                Lakeview @ Superstition Spr.         12,850      8.00%        257
                                                   --------                ------
                Totals                             $135,944                $2,508
                                                   ========                ======

(1) The amounts presented for these properties represent the historical amounts for the periods from January 1, 1996 through the respective acquisition dates for each property.

(J) The interest rate on the Company's line of credit is based on the actual 30-day LIBOR rate in effect on the date of each borrowing plus a 175 basis point spread from November 15, 1994 through October 6, 1995 and a
        137.5 basis point spread from October 7, 1995 through May 23, 1996. A 100 basis point move up or down in the rate represents an increase or decrease in interest expense of approximately $0.375 million. For the acquisition of the 1996 Probable Properties, the Company has assumed borrowings of an additional $88 million on May 23, 1996.

        Interest associated with amounts borrowed on the Company's line of credit:

                                                                            Interest
                                                   Amount     Interest      Expense
                            Date                  Borrowed      Rate    (1/1 - 3/31/96)
                          --------                --------    --------  ---------------
                          09/20/95                 $ 60,000    7.5600%      $1,134
                          09/22/95                   10,000    7.5600%         189
                          09/29/95                   10,000    7.6300%         191
                          11/30/95                   12,000    7.2150%         216
                          03/01/96                    5,000    6.6875%          84
                          03/12/96                    5,000    6.6875%          84
                          03/21/96                   12,000    6.8125%         204
                          03/28/96                    5,000    6.8125%          85
                          04/01/96                   15,000    6.8125%         255
                          04/15/96                   20,000    6.8750%         344
                          05/23/96                   88,000    6.8125%       1,499
                                                   --------                 ------
                                                   $242,000                 $4,285
                                                   ========                 ======

        Reduction of interest due to repayments on the Company's line of credit:

                                                                           Interest
                                                    Amount    Interest     Expense
                            Date                    Repaid      Rate    (1/1 - 3/31/96)
                          --------                 --------   --------  ---------------
                          01/29/96                  $42,000    7.5600%     $  794
                          02/09/96                   28,000    7.5600%        529
                          02/09/96                   10,000    7.6300%        191
                          02/09/96                   12,000    7.2150%        216
                                                    -------                ------
                                                    $92,000                $1,730
                                                    =======                ======

                      EQUITY RESIDENTIAL PROPERTIES TRUST
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1995
                                  (UNAUDITED)
                 (Amounts in thousands except for share data)

                                                                                               1995 & 1996
                                                         1995           1996         1996       Disposed
                                                       Acquired       Acquired     Probable    Properties                    Pro
                                          Historical Properties(A) Properties(B) Properties(C)    (D)      Adjustments(E)   Forma
                                          ---------- ------------- ------------- ------------- ----------- -------------- ---------
REVENUES
Rental income                             $ 372,447     $  23,598    $  22,215     $  47,723    $ (11,824)   $     --     $ 454,159
Fee income - outside managed                  7,030           --           --            --           --           --         7,030
Interest income - mortgage investment         4,862         5,404          --            --           --           --        10,266
Interest and other income                     4,573           (28)         --            --          (345)      (1,288)       2,912
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------
        Total revenues                      388,912        28,974       22,215        47,723      (12,169)      (1,288)     474,367
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------
EXPENSES
Property and maintenance                    110,714         5,595        7,534        16,774       (4,009)      (3,172)     133,436
Real estate taxes and insurance              37,002         2,386        2,486         5,441         (964)         --        46,351
Property management                          15,213           --           --            --          (567)       2,216       16,862
Fee & asset management                        3,887           --           --            --           --           --         3,887
Depreciation                                 72,410           --           --            --        (1,811)      18,463       89,062
Interest:
     Expense incurred                        78,375           --           --            --          (823)      13,566       91,118
     Amortization of deferred financing
       costs                                  3,444           --           --            --           --            61        3,505
General and administrative                    8,129           --           --            --           --           --         8,129
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------
     Total expenses                         329,174         7,981       10,020        22,215       (8,174)      31,134      392,350
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------
Income before gain on disposition of
  properties                                 59,738     $  20,993    $  12,195     $  25,508    $  (3,995)   $ (32,422)      82,017
                                                        =========    =========     =========    =========    =========
Gain on disposition of properties            21,617                                                                             --
                                          ---------                                                                       ---------

Income before extraordinary items            81,355                                                                          82,017

Extraordinary item:
     Gain on early extinguishment of debt     2,000                                                                             --
                                          ---------                                                                       ---------

Income before allocation to Minority
  Interests                                  83,355                                                                          82,017
(Income) allocated to Minority
  Interests (F)                             (15,636)                                                                        (14,115)
                                          ---------                                                                       ---------

Net income                                   67,719                                                                          67,902
Preferred distributions                      10,109                                                                 (G)      25,750
                                          ---------                                                                       ---------
Net income available to Common Shares     $  57,610                                                                       $  42,152
                                          =========                                                                       =========

Net income per weighted average Common
  Share outstanding                       $    1.68                                                                       $    1.02
                                          =========                                                                       =========

Weighted average Common Shares
  outstanding                                34,358                                                                 (H)      41,501
                                          =========                                                                       =========

(A) Reflects the results of operations for the 1995 Acquired Properties. The amounts presented represent the historical amounts for certain revenues and expenses for the periods from January 1, 1995 through the respective acquisition dates for each property.

(B) Reflects the results of operations of the 1996 Previously Acquired Properties and the 1996 Most Recent Acquired Properties (collectively the "1996 Acquired Properties"). The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Acquired Properties for the year ended December 31, 1995 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein. For two of the 1996 Acquired Properties, amounts included for rental revenues, property and maintenance and real estate taxes and insurance are not contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(C) Reflects results of operations of the 1996 Probable Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Probable Properties for the year ended December 31, 1995 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(D) Reflects the elimination of the results of operations for the 1995 Disposed Properties and the 1996 Disposed Property for the year ended December 31, 1995.

(E)  Reflects the following adjustments as follows:
     Interest and other income:
         Reduction of interest income due to the use of working capital for property acquisitions                    $  (1,313)
         Interest income earned on loans made to the Company's Chief Executive Officer and other officers                   25
                                                                                                                     ---------
                                                                                                                     $  (1,288)
                                                                                                                     =========
     Property and maintenance:
         The elimination of third-party management fees where the Company is providing onsite
             property management services                                                                            $  (3,172)
                                                                                                                     =========
     Property management:
         Incremental cost associated with self management of the 1996 Acquired Properties and the 1996 Probable
             Properties for the year ended December 31, 1995 and the 1995 Acquired Properties for the period
             from January 1, 1995 through the respective acquisition dates for each property.                        $   2,216
                                                                                                                     =========
     Depreciation:
         Reflects depreciation based on the 1996 Acquired Properties and the 1996 Probable Properties, in the
             amount of $468.1 million, and the 1995 Acquired Properties in the amount of $265.7 million less
             10% allocated to land and a parcel of land in the amount of $3 million and depreciated over a
             30-year life for real property. Depreciation for the 1995 Acquired Properties reflect amounts
             from January 1, 1995 through the respective acquisition dates for each property.                        $  18,463
                                                                                                                     =========
     Interest:
     Expense incurred:
         Interest on mortgage indebtedness for certain of the 1996 Acquired Properties and the 1996 Probable
             Properties (I)                                                                                          $  11,738
         Reduction of interest on mortgage indebtedness on seven properties for which the loans were paid down
             during 1995 to the extent the amount is already included in the Company's historical financial results     (1,628)
         Interest associated with the Second Public Debt Offering in the amount of $125 million at an interest rate
             of 7.95% per annum                                                                                          9,937
         Interest associated with the Public Debt Offering in the amount of $100 million at an interest rate of
             7.075% per annum                                                                                            7,075
         Reflects amortization of discounts associated with the Second Public Debt Offering and the treasury rate
             lock costs associated with the Second Public Debt Offering                                                    253
         Reduction of interest and amortization associated with the Public Debt Offering and the Second Public Debt
             Offering to the extent the amount is already included in the Company's historical financial results       (14,350)
         Interest associated with amounts borrowed on the Company's line of credit (J)                                  42,356
         Non-usage fee on the Company's unused portion of its line of credit equal to 20 basis points on $100 million      200
         Reduction due to repayments on the Company's line of credit as a result of the net proceeds received from
             the Company's various equity and debt offerings (J)                                                       (32,137)
         Reduction of interest associated with amounts borrowed on the Company's line of credit to the extent amount
             is already included in the Company's historical financial results                                          (9,878)
                                                                                                                     ---------
                                                                                                                     $  13,566
                                                                                                                     =========
     Amortization of deferred financing costs:
         Reduction of amortization of deferred financing costs on five properties for which the loans were paid down during 1995 to the extent the amount is already included in the Company's historical financial
             results                                                                                                 $    (142)
         Reflects amortization of deferred financing costs associated with the Public Debt Offering and the
             investment in mortgage notes                                                                                  405
         Reduction of amortization of deferred financing costs associated with the Public Debt Offering and the investment in mortgage notes to the extent amount is already included in the Company's historical
             financial results                                                                                            (202)
                                                                                                                     ---------
                                                                                                                     $      61
                                                                                                                     =========
(F)  A portion of income/loss was allocated to Minority Interests representing interests in the Operating
     Partnership not owned by the Company.  The pro forma allocation to Minority Interests (represented by OP
     Units) is based upon the percentage owned by such Minority Interests as a result of the pro forma transactions.

(G)  Preferred distributions represents amounts payable on the Series A Preferred Shares and the Series B Preferred
     Shares at the rates of 9.375% and 9.125%, respectively, of the liquidation preference thereof per annum.

(H) Pro Forma weighted average Common Shares outstanding for the year ended December 31, 1995 was 43.1 million, which includes 34 million Common Shares outstanding as of December 31, 1994 and reflects the following transactions as if they had been completed on January 1, 1995: the issuance of 4,025,000 Common Shares related to the January and February, 1996 Common Share offerings and the issuance of 3,476,390 Common Shares in connection with the May 1996 Common Share Offerings. The Common Shares outstanding does not include any shares issued in a private or public offering that have not been used for acquisitions or repayment of debt directly incurred in an acquisition.

(I) Detail of interest on mortgage indebtedness for certain of the 1995 Acquired Properties, the 1996 Acquired Properties and the 1996 Probable
     Properties:


                                             Mortgage       Interest
           Property                        Indebtedness       Rate       Interest
          -----------                      ------------     --------     --------
          Camellero (1)                      $ 12,086        8.96%       $   642
          Keystone (1)                          3,023        8.00%           152
          Wellington (1)                        8,453        8.33%           455
          Desert Park                           8,085        6.15%           497
          The Plantations                       4,862        8.25%           401
          Desert Sand Village                   9,034        6.50%           587
          Canyon Sands                          9,047        6.50%           588
          Sunnyoak Village                     13,734        7.33%         1,007
          Park Place                            9,040        8.50%           768
          Park Place                            9,035        8.70%           786
          Lakeville Resort                     20,879        8.70%         1,816
          Briarwood Place                       6,016        6.50%           391
          Promenade Terrace                    16,645        7.70%         1,282
          South Creek                          16,716        8.00%         1,337
          Lakeview @ Superstition Spr.         12,850        8.00%         1,028
                                             --------                    -------
          Totals                             $159,505                    $11,738
                                             ========                    =======


      (1) The amounts presented for these properties represent the historical amounts for the periods from January 1, 1995 through the respective acquisition dates for each property.

(J) The interest rate on the Company's line of credit is based on the actual 30-day LIBOR rate in effect on the date of each borrowing plus a 175 basis point spread from November 15, 1994 through October 6, 1995 and a 137.5 basis point spread from October 7, 1995 through May 23, 1996. A 100 basis point move up or down in the rate represents an increase or decrease in interest expense of approximately $0.375 million. For the acquisition of the 1996 Probable Properties, the Company has assumed borrowings of an additional $88 million on May 23, 1996.

     Interest associated with amounts borrowed on the Company's line of credit:


                                                                   Interest
                             Amount           Interest             Expense
            Date            Borrowed            Rate           (1/1 - 12/31/95)
          --------         ----------         --------         ---------------
          11/15/94          $115,000           7.1900%             $ 8,269
          12/05/94            10,000           7.8100%                 781
          12/14/94            30,000           7.9375%               2,381
          01/24/95            45,000           7.7500%               3,488
          07/31/95            70,000           7.6300%               5,341
          08/03/95            15,000           7.6300%               1,145
          08/23/95            25,000           7.6900%               1,923
          09/20/95            85,000           7.5600%               6,426
          09/22/95            10,000           7.5600%                 756
          09/29/95            10,000           7.6300%                 763
          11/30/95            12,000           7.2150%                 866
          03/01/96             5,000           6.6875%                 334
          03/12/96             5,000           6.6875%                 334
          03/21/96            12,000           6.8125%                 818
          03/28/96             5,000           6.8125%                 341
          04/01/96            15,000           6.8125%               1,022
          04/15/96            20,000           6.8750%               1,375
          05/23/96            88,000           6.8125%               5,995
                            --------                               -------
                            $577,000                               $42,356
                            ========                               =======


     Reduction of interest due to repayments on the Company's line of credit:


                                                                   Interest
                             Amount           Interest             Reduction
            Date             Repaid             Rate           (1/1 - 12/31/95)
          --------         ----------         --------         ---------------
          04/21/95          $115,000           7.1900%             $ 8,269
          05/15/95             5,000           7.8100%                 391
          06/02/95             5,000           7.8100%                 391
          06/02/95            30,000           7.9375%               2,381
          06/02/95            45,000           7.7500%               3,488
          06/02/95            15,000           7.6300%               1,145
          08/08/95             5,000           7.6300%                 382
          11/07/95            65,000           7.6300%               4,960
          11/07/95            25,000           7.6900%               1,923
          11/07/95            35,000           7.5600%               2,646
          01/29/96            42,000           7.5600%               3,175
          02/09/96            18,000           7.5600%               1,361
          02/09/96            10,000           7.6300%                 763
          02/09/96            12,000           7.2150%                 866
                            --------                               -------
                            $427,000                               $32,137
                            ========                               =======


               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES





                     Required under Item 7(a) of Form 8-K

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES

                               TABLE OF CONTENTS

                                                                       Page(s)
                                                                    ------------


Report of Independent Auditors                                          -1-

Combined Statements of Revenue and Certain Expenses
For the year ended December 31, 1995 and for the three months
ended March 31, 1996                                                    -2-

Notes to Combined Statements of Revenue and Certain Expenses            -3-


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                      (TO BE FILED WITH THE FINAL DRAFT)

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES
                            (amounts in thousands)

                                                                            For the
                                                   For the             Three Months Ended
                                                  Year Ended            March 31, 1996
                                              December 31, 1995           (Unaudited)
                                             --------------------     ---------------------
REVENUE
    Rental Income                          $              64,868    $              17,379
                                             --------------------     ---------------------


CERTAIN EXPENSES
    Property operating and maintenance                    19,734                    4,960
    Real estate taxes and insurance                        7,606                    1,927
    Management fees                                        2,990                      700
                                             --------------------     ---------------------
                                                          30,330                    7,587
                                             --------------------     ---------------------

REVENUE IN EXCESS OF CERTAIN
     EXPENSES                              $              34,538    $               9,792
                                              ===================      ====================

                            See accompanying notes.

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                         NOTES TO COMBINED STATEMENTS
                        OF REVENUE AND CERTAIN EXPENSES

Note 1 - Summary of Significant Accounting Policies

   The accompanying combined statement of revenue and certain expenses for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited) were prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements are not representative of the actual operations of the 1996 Acquired Properties and Probable Properties for the periods presented as certain expenses, which may not be comparable to the expenses to be incurred by the Company in the proposed future operations of the properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization, professional fees and other costs not directly related to the future operations of the properties.

   In preparation of the Company's Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles, management makes estimates and assumptions that effect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

   Rental income attributable to residential leases is recorded when due from tenants, generally on a straight line basis.

   The 1996 Acquired Properties and Probable Properties had or have management agreements with various unaffiliated management companies through the acquisition dates to maintain and manage the operations of the apartment complexes. Management fees were or are based on a range of 3% to 5% of gross receipts. Upon acquisition of the properties by the Company, such management contracts were or will be cancelled at which time the Company began or will begin to manage the properties.


Note 2 - Description of Properties

      The following properties are included in the combined statements of revenue and certain expenses:

                                                                  Date     Number    Total
               Property Name                  Location          Acquired  of Units Investment (D)
      --------------------------------     ----------------     --------- -------- --------------
      7979 Westheimer                      Houston, TX            2/7/96     459   $ 14,813,000
      Vinings at Coral Springs             Coral Springs, FL     2/27/96     275     19,506,000
      Oxford & Sussex                      Sunrise, FL            3/5/96     144      7,259,000
      Pines of Cloverlane                  Ann Arbor, MI         3/12/96     592     22,063,000
      Regency Palms                        Huntington Beach, CA  3/14/96     310     18,764,000
      Port Royale II                       Ft. Lauderdale, FL    3/21/96     161     10,434,000
      Twenty-nine Hundred on First         Seattle, WA           4/16/96     135     11,952,000
      Woodland Hills                       Atlanta, GA           5/22/96     228     12,461,000
      Briarwood Place                  (A) Chandler, AZ            (C)       268     10,609,000
      Brierwood                        (A) Jacksonville, FL        (C)       196      5,634,000
      Canyon Sands                     (A) Phoenix, AZ             (C)       412     15,112,000
      Country Ridge                    (A) Farmington Hills, MI    (C)       252     16,444,000
      Desert Sands                     (A) Phoenix, AZ             (C)       412     15,032,000
      Forest Ridge I & II              (A) Arlington, TX           (C)       660     24,232,000
      Lakeview at Superstition Springs (B) Mesa, AZ                (C)       306     21,500,000
      Lakeville Resort                 (A) Petaluma, CA            (C)       492     27,855,000
      Lands End                            Pacifica, CA            (C)       260     18,597,000
      Mallard Cove                     (A) Greenville, SC          (C)       211      8,127,000
      Park Place I & II                (A) Plymouth, MN            (C)       500     25,318,000
      Post Place                       (A) Atlanta, GA             (C)       122      7,990,000
      Promenade Terrace                (B) Corona Hills, CA        (C)       330     22,951,000
      Ridgetree I & II                 (A) Dallas, TX              (C)       798     21,360,000
      Rosehill Pointe                  (A) Lenexa, KS              (C)       498     22,053,000
      South Creek                      (B) Mesa, AZ                (C)       528     26,724,000
      Summer Ridge                     (B) Riverside, CA           (C)       136      6,056,000
      Sunny Oak Village                (A) Overland Park, KS       (C)       548     24,371,000
                                                                           -----   ------------
                                                                           9,233   $437,217,000
                                                                           ======   ===========

   Notes:

   (A) This is one of the Balcor Properties.

   (B) This is one of the Torino Properties.

   (C) The Company has a commitment to acquire this property or has reached an agreement in principle and is in the final stages of documenting the acquisition of this property.

   (D) Includes initial purchase price, closing costs, start up costs and amounts specified at date of purchase for future capital improvements.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             EQUITY RESIDENTIAL PROPERTIES TRUST



     May 29, 1996            By: /s/              Michael J. McHugh
     ------------                -----------------------------------------------
        (Date)                                    Michael J. McHugh
                                 Senior Vice President, Chief Accounting Officer
                                                   and Treasurer

                      CONSENT OF INDEPENDENT ACCOUNTANTS


                      (TO BE FILED WITH THE FINAL DRAFT)